EXHIBIT 10.34

_______________________________________

Equity Option Agreement

_______________________________________

by and between

Heze Cablecom Network Technology Co., Ltd

and

Liang Yue Jing

July 2007

CONTENTS

Article		Page
I	Grant of Option	1
II	Exercise of Option and Completion of Transaction	2
III	Fulfillment of Option	3
IV	Party A’s Representations, Warranties and Undertakings	4
V	Party B’s Representations, Warranties and Undertakings	4
VI	Covenants.	6
VII	Term	9
VIII	Liabilities for Breach of Contract	9
IX	Tax	10
X	Confidentiality	10
XI	Notice and Effective Delivery	11
XII	Governing Law	12
XIII	Dispute Resolution	12
XIV	Miscellaneous	13

Exhibits

Equity Option Agreement

This Equity Option Agreement (Agreement) is entered into on July 20, 2007 in Heze, People’s Republic of China (PRC)

by and between

(1)

Heze Cablecom Network Technology Co., Ltd, a wholly foreign-owned enterprise legally established and validly existing under PRC law, with its registered address at West of Heping Road, Changjiang Road East, Heze, Shandong Province, PRC (Party A);

and

(2)

Liang Yue Jing, a PRC citizen, holder of identification card number 512925196403280023, whose residential address is at Room 334, Building No.7, Zhongguanchun, Haidian District, Beijing, PR China (Party B).

WHEREAS

A.

Party B intends to establish a company, with its name as (Jinan Youxiantong Network Technology Co., Ltd.) (Jinan Youxiantong), engaged in technical services related to the Internet, computer software and hardware in the PRC, according to PRC law. Party B holds a 5% equity interest in Jinan Youxiantong.

B.

Party A’s sole shareholder, China Cablecom Co., Ltd (Hong Kong), a limited liability company incorporated under the laws of Hong Kong (Hong Kong Cablecom) has provided a loan to Party B pursuant to the Loan Agreement dated June 30th, 2007 (as amended or supplemented from time to time in accordance with its terms, Loan Agreement), entered into between China Cablecom Co. Ltd. (Hong Kong) and Party B.

C.

Party B has agreed to grant Party A the exclusive right (Option) to purchase Party B’s 5% equity interest in Jinan Youxiantong as well as any additional registered capital in Jinan Youxiantong acquired by Party B subsequent to the date of this Agreement (Pledged Interest) at any time upon satisfaction of the requirements under PRC law, subject to the following terms and conditions.

NOW, THEREFORE, the parties agree as follows:

I GRANT OF OPTION

1.1

Option Party B grants to Party A the Option to purchase all of the Pledged Interest at a total exercise price equivalent to the amount of the loan extended to Party B under the Loan Agreement (Loan). If Party A elects to purchase a portion of Party B’s Pledged Interest, the exercise price for such purchase shall be a pro rata portion of the above total price. The Option shall be irrevocable during the term of this Agreement.

Equity Option Agreement

1.2

Consideration of Option In consideration of acquiring the Option, Party A made a Loan to Party B pursuant to the Loan Agreement and Party B acknowledges that such consideration has been paid and is deemed to be sufficient.

II EXERCISE OF OPTION AND COMPLETION OF TRANSACTION

2.1	Time of Exercise

2.1.1

Party B agrees that, subject to compliance with legal restrictions on foreign investment under PRC law, Party A may exercise the Option, in whole or in part, to acquire all or part of the Pledged Interest, at any time after the signing of this Agreement.

2.1.2	Party B hereby agrees that Party A may exercise the Option (without any limits on the frequency of its exercise) until Party A acquires all of the Pledged Interest.

2.1.3

Party B agrees that Party A may designate a third party (legal or natural) (a Designee) to exercise the Option and receive the Pledged Interest, provided that Party A shall notify Party B of the identity of any Designee at least 3 days before any exercise of the Option by such Designee.

2.2

Assignment Party B agrees that Party A may assign all or part of the Option to any third party. In the event of the occurrence of any such assignment and upon written notice of such assignment from Party A to Party B, the Option may be exercised by such a third party pursuant to the terms and conditions of this Agreement. Such a third party shall be deemed to be a party to this Agreement and shall assume Party A’s rights and obligations under this Agreement.

2.3	Notice Requirements.

2.3.1	If Party A or its Designee intends to exercise the Option, Party A shall issue a notice in writing to Party B no later than 3 days prior to each Completion Date (as defined below), specifying:

2.3.1.1	effective date of the purchase of part or all of the Pledged Interest pursuant to the Option (Completion Date);

2.3.1.2	the party in whose name the Pledged Interest is to be registered; and

2.3.1.3	percentage of the Pledged Interest to be purchased from Party B and the amount of the exercise price payable with respect thereto.

Equity Option Agreement

2.3.2

For the avoidance of doubt, the parties expressly agree that Party A has the right to exercise the Option and to decide whether or not to register the Pledged Interest in a Designee’s name (whether legal or natural).

2.4

Method of Payment. Upon exercise of the Option by Party A or its Designee, Party A shall make payment by procuring that China Cablecom Co. Ltd. Hong Kong cancel all or a portion of the Loan, in the same proportion that Party A or its Designee has acquired the Pledged Interest.

2.5

Completion of Transactions. On the Completion Date, Party A shall pay to Party B the exercise price to purchase the Pledged Interest set out in Article 1.1 and Party B shall acknowledge the receipt and sufficiency of the consideration.

III FULFILLMENT OF OPTION

3.1	Equity Transfer Agreement.
3.1.1

When signing and delivering this Agreement, Party B shall concurrently sign and deliver (or, in the case of the waiver letter, use commercially reasonable efforts to procure the execution of) one or more agreement(s) for the transfer of the Pledged Interest substantially in the form as set out in Appendix A under the Loan Agreement (Equity Transfer Agreement) and other necessary documents, including the waiver letter substantially in the form as set out in Appendix B under the Loan Agreement to be executed by each holder of an equity interest in Jinan Youxiantong (collectively, Transfer Documents) so that all or part of the Pledged Interest is effectively transferred to Party A or its designated person. The Transfer Documents shall be held in the custody of Party A. On the Completion Date, when Party A exercises the Option and pays the price for the Pledged Interest, Party A shall release the Transfer Documents and shall be entitled to insert the name of the transferee (if it has not already done so) and the amount of equity interest being transferred, date the signed Transfer Documents and submit the same to the relevant authorities in order to give full effect to the transfer of the Pledged Interest.

3.1.2

Each time Party A purchases a portion of the Pledged Interest, Party B shall sign and deliver (or, in the case of the waiver letter, use commercially reasonable efforts to procure the execution of such letter by each shareholder of Jinan Youxiantong) a new set of the Transfer Documents permitting the transfer of the remaining Pledged Interest held by Party B. The new set of the Transfer Documents shall be held in the custody of Party A.

Equity Option Agreement

3.2	Resolution of Shareholders’ Meeting.

3.2.1

Notwithstanding Article 3.1, at the time of the signing and delivery of this Agreement, Party B shall, at Party A’s request, sign and deliver one or more resolution(s) of the shareholders’ meeting of Jinan Youxiantong, substantially in the form of Annex 1 of Appendix A under the Loan Agreement hereto (each referred to as a Resolution). The Resolution shall approve the following matters:

3.2.1.1	completion of the transfer of all or part, as the case may be, of the Pledged Interest to Party A or its Designee; and

3.2.1.2	other reasonable matters that Party A may require.

3.2.2

Each Resolution shall be held in the custody of Party A. On each Completion Date when Party A exercises the Option and pays the price for the Pledged Interest, Party A shall release the Resolution related to such Pledged Interest. Such a Resolution shall be dated as of the date of delivery of this Agreement.

IV PARTY A’S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	Representations and Warranties.

Party A represents and warrants to Party B, as follows:

4.1.1	it has all the necessary rights, full powers and authority to enter into this Agreement and perform its duties and obligations hereunder;

4.1.2	this Agreement, when executed and delivered by Party B, constitutes a valid and binding obligation of Party A, enforceable in accordance with its terms; and

4.1.3

the signing of this Agreement and the performance of any of its obligations hereunder shall not breach any laws, regulations or contracts binding upon it, nor require any authorization or approval from the government.

4.2

Continuity The parties hereby agree that as of each Completion Date, the representations and warranties set out in Article 4.1 shall be repeated, and shall be deemed to be given as of the Completion Date.

Equity Option Agreement

V PARTY B’S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Representations and Warranties

Party B represents and warrants to Party A, as follows:

5.1.1

it has all the necessary rights, full powers and authority to enter into this Agreement, the Equity Transfer Agreement and the Transfer Documents and to perform its duties and obligations hereunder and thereunder;

5.1.2

this Agreement, when executed and delivered by Party A, and each of the Transfer Documents, in each case upon its execution, delivery and release from custody, shall constitute a valid and binding obligation of Party B, enforceable in accordance with its terms;

5.1.3

the signing of this Agreement and the Transfer Documents and the performance of any of its obligations hereunder and thereunder shall not breach any laws, regulations or contracts binding upon it, nor require any authorization or approval from the government, except for such approvals or authorizations contemplated in Article 6.1.2;

5.1.4	it is not involved in any lawsuit, arbitration or other juridical or administrative proceedings that may have a material and adverse effect upon this Agreement and its performance;

5.1.5	no governmental authority has issued any notice or communication or taken any action that may have a material adverse effect upon the performance of Party B’s obligations hereunder;

5.1.6	it has not been declared bankrupt by any court of competent jurisdiction;

5.1.7

the Pledged Interest held by Party B in Jinan Youxiantong is and shall remain intact and free of any lien, mortgage, pledge, encumbrance or third party rights except as otherwise set forth in the Equity Pledge Agreement, dated July 20, 2007 (Equity Pledge Agreement), between Party A and Party B, and this Agreement;

5.1.8	it shall not transfer, grant, pledge or otherwise dispose of its Pledged Interest except as otherwise set forth in the Equity Pledge Agreement and this Agreement;

5.1.9

the Option granted by Party B to Party A is an exclusive right, and the Option or any similar right will not be granted to any third party in any way, and no rights or obligations exist that would in any way impair Party A’s rights under this Agreement; and

Equity Option Agreement

5.1.10	Party B further represents and warrants to Party A that it exclusively owns and is the legitimate holder of record of the Pledged Interest.

5.2

Continuity The parties hereby agree that, as of each Completion Date, the representations and warranties set forth in Article 5.1 shall be repeated, and shall be deemed to be given as of such Completion Date.

VI COVENANTS.

6.1	Party B covenants to Party A as follows:

6.1.1

Completion of Formalities It shall complete the formalities necessary for registering Party A and/or the Designee as the lawful shareholder of Jinan Youxiantong, including but not limited to assisting Party A in inserting the name of Party A or the Designee as the case may be, into the Equity Transfer Agreement, dating the signed Equity Transfer Agreement and submitting the Transfer Documents to the Jinan Administration of Industry and Commerce for the purpose of amending the articles of association and updating the shareholders’ register, and other alteration formalities, provided that Party A shall pay Party B’s reasonable costs for completing the foregoing.

6.1.2

Best Endeavours. It shall take all necessary action to execute all the required documents and carry out all necessary registrations, approvals, permits and filings to transfer the Pledged Interest in accordance with applicable laws upon the exercise of the Option, provided that Party A shall pay Party B’s reasonable costs for completing the foregoing.

6.1.3	No Interference with the Management. It shall not seek to influence the management of Jinan Youxiantong in any manner, unless the prior written consent of Party A is obtained, including the following:

6.1.3.1

it shall not put forward, or vote in favor of, any shareholder resolution to, or otherwise request Jinan Youxiantong to, distribute profits, funds, assets or property to Party B or any of its affiliates;

6.1.3.2

it shall not put forward, or vote in favor of, any shareholder resolution to, or otherwise request Jinan Youxiantong to, issue any dividends or other distributions with respect to the Pledged Interest; provided, however, if such dividends or other distributions are distributed to Party B from Jinan Youxiantong, Party B shall pay to Party A an amount equal to such dividends or distributions within 7 days thereafter; and

6.1.3.3	it shall not engage in, or approve in its capacity as a shareholder the engagement by Jinan Youxiantong in, any activities unless the prior written consent of Party A is obtained.

Equity Option Agreement

6.1.4

Information It shall provide Party A at Party A’s request with information on Jinan Youxiantong’s business operations and financial condition which Party B is entitled to receive in its capacity as a shareholder.

6.1.5

Notification of Legal Proceedings It shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Jinan Youxiantong’s assets, business, operation and revenues of which Party B may become aware.

6.1.6

Approval At Party A’s written request, Party B shall (in its capacity as a shareholder) promptly approve any action of Jinan Youxiantong (including but not limited to the approval of the matters set forth in the Resolutions) that is not in violation of any applicable laws.

6.1.7

Notification of Material Events Party B shall immediately notify Party A in writing of the occurrence of any event that may materially affect Jinan Youxiantong’s assets, liabilities, financial condition or results of operations.

6.1.8

Successors In the event Party B ceases to be a shareholder of Jinan Youxiantong, Party B shall cause its respective successors to undertake in writing to continue to fulfill the rights and obligations provided hereunder.

VII TERM

This Agreement shall come into force from the date of the execution of this Agreement by the parties or their authorized representative until the date when Party A or its Designee purchases all the Pledged Interest, unless early terminated.

This Agreement may be terminated by the agreement of the parties in writing. Further, Party A may, by giving 30 days prior written notice to Party B, terminate this Agreement.

VIII INDEMNIFICATION

Party A agrees to indemnify and hold harmless Party B for any direct damages, fines or penalties incurred in its capacity as a shareholder as a result of any fraudulent or willful misconduct on the part of Party A in the operation of the Jinan Youxiantong business in contravention of applicable laws; provided, however, that in no instance will Party A provide indemnification if Party B has breached or is in breach of this Agreement.

IX TAX

Upon the receipt of the receipts or other documentary evidence to the satisfaction of Party A, Party A shall reimburse Party B or directly pay to the appropriate tax authorities all of Party B’s taxes that may arise from the execution and performance of this Agreement. Upon the receipt of the receipts or other documentary evidence to the satisfaction of Party A, Party A shall pay any of the other taxes that may arise from the

Equity Option Agreement

execution and performance of this Agreement except for Party B’s taxes that are already addressed in the immediately preceding sentence.

X CONFIDENTIALITY

10.1

Confidential Information Each party (Receiving Party) shall keep confidential and not disclose to any third party in any manner whatsoever, in whole or in part, any information, including any information obtained by any of its directors, officers, employees, agents, consultants advisors or other representative, including legal counsel, accountants, tax specialists and financial advisors (collectively, Representatives) in connection with the exercise of such party’s rights under this Agreement, information developed and relating to new products, product plans, product designs, customers, technology, computer codes, trade secrets, pricing, know-how, inventions, techniques, programs, algorithms, schematics, documentation, business opportunities, processes, and practices, and information about the other party’s assets and operations that such party has acquired through the negotiations or due diligence or other investigations in connection with this Agreement and the transactions contemplated hereby (collectively, Confidential Information), and Confidential Information may not be used by any party other than in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, each party may disclose or use information which:

10.1.1

is proven by reasonable objective evidence to have been already in the Receiving Party’s possession before such disclosure, provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement;

10.1.2	becomes generally available to the public other than as a result of a disclosure by the disclosing party or Receiving Party;
10.1.3

becomes available to the Receiving Party on a non-confidential basis from a source which is not known by the Receiving Party to be bound by a confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement; or

10.1.4

is required to be disclosed in connection with compliance with any applicable law or the rules of any governmental entity, provided that the Receiving Party shall cooperate with the disclosing party to minimize the disclosure to the extent practicable, and provided further, that Party A must give prior written consent to any disclosure required of Party B, and Party B will make its best efforts not to comply with any such request for information from any governmental entity in any case in which Party B is notified by Party A that Party A has a good faith belief that such disclosure is not required by PRC laws.

10.2	Duty to Protect Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in

Equity Option Agreement

dealing with its own information intended to remain exclusively within its knowledge (and in no event shall it exercise less than reasonable care) and shall take reasonable steps to minimize the risk of disclosure of such Confidential Information and information concerning this Agreement by ensuring that only its officers, directors and employees and the officers, directors and employees of its professional advisers (and no other persons) who have a bona fide “need to know” such Confidential Information for purposes permitted or contemplated hereby (Authorized Persons), shall have access thereto, and shall cause such Authorized Persons to treat such Confidential Information in confidence as provided herein. All Confidential Information remains the property of the disclosing party. Upon expiry or termination for any reason of this Agreement, the Receiving Party shall promptly return to the disclosing party all originals and copies of any material in any form containing or representing Confidential Information, including all computer codes, discs, drawings, specifications, manuals and other printed or reproduced material (including information stored on machine readable media), or shall destroy, to the extent practicable, the same at the request of the disclosing party.

10.3

Permitted Disclosure This Agreement or its contents may be disclosed as required by law or the rules of any securities exchange or any governmental entity to which the disclosing party is subject, as contemplated by Article 10.1.4, or submits or as necessary for confirming the application of such law or rules, provided that the disclosing party shall use its reasonable efforts to secure that its contents be held confidential and will only disclose such information after notice to, and consultation with, the other party, to the extent practicable..

10.4	Survival of Confidentiality The undertakings in connection with Confidential Information set forth in this Article 10 shall survive for 5 years after the termination or expiration of this Agreement.

XI NOTICE AND EFFECTIVE DELIVERY

11.1

Notice All notices or other communications required or permitted to be given under this Agreement shall be in writing in English and shall be deemed to have been duly given and received on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided, that a copy of such facsimile and transmission confirmation is delivered by means other than facsimile within 5 days of the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows:

If to Party A:

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

Equity Option Agreement

If to Party B:

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

or, as to each party, at such other address or number as shall be designated by such party in a notice to the other party containing the new information in the same format as the information set out above.

11.2

Effective Delivery Any notice delivered (i) by hand delivery or courier shall be deemed to have been delivered on the date of actual delivery (or, if delivery is refused, upon presentment); (ii) by prepaid registered letter shall be deemed to have been delivered upon delivery; and (iii) by facsimile shall be deemed to have been delivered on the date the transmission is sent (provided, that a copy of such facsimile and transmission confirmation is delivered by means other than facsimile within 5 days). In proving delivery of any notice it shall be sufficient (i) in the case of delivery by hand delivery or courier, to prove that the notice was properly addressed and delivered; (ii) in the case of delivery by prepaid registered letter, to prove that the notice was properly addressed and posted; and (iii) in the case of delivery by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine to the facsimile number of the recipient, on the date specified.

XII GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

XIII DISPUTE RESOLUTION

13.1	If any dispute arises out of or in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.
13.2	If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either party may submit the dispute to arbitration as follows:
13.2.1

All disputes arising out of, or in regard to this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission’s arbitration rules;

Equity Option Agreement

13.2.2

The arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated upon the determination of the arbitrators.

13.3

When any dispute is submitted to arbitration, the parties shall continue to perform their obligations under this Agreement, unless the disputes are related to the effectiveness or the termination of the Agreement.

XIV MISCELLANEOUS

14.1

Amendment or Supplement This Agreement shall be amended or supplemented only by a written instrument signed by each of the parties. The parties shall each obtain all requisite authorizations and approvals to give effect to the amendment or supplement.

14.2

No Waiver Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of either party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

14.3

Severability The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

14.4	Successors This Agreement shall be valid and binding on the parties hereto, their successors and permitted assigns.

14.5

Assignment; Third Party Rights Without the prior written consent of Party A, Party B shall not assign any of its rights or obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Party A, Party A’s Affiliates (as defined in the Loan Agreement) and Party B, any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of Party A, Party A’s Affiliates (as defined in the Loan Agreement) and Party B and their successors and permitted assigns.

Equity Option Agreement

14.6

Entire Agreement This Agreement and its exhibits, the Exclusive Services Agreement, dated July 20th, 2007 between Jinan Youxiantong and Party A, , the Loan Agreement, dated June 30th, 2007 between China Cablecom Co. Ltd. (Hong Kong) and Party B, the Equity Pledge Agreement between Party A and Party B, the Power of Attorney from Party B in favor of China Cablecom Co. Ltd.(Hong Kong) designees and the Trustee Arrangement Letter, dated June 30th , 2007 between China Cablecom Co. Ltd. (Hong Kong) and Party B shall constitute the entire agreement between the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

14.7	Language This Agreement is prepared in 2 sets of originals in English. Each party will retain 1 set of originals.

14.8

Interpretations A reference to a day herein is to a calendar day. A reference to a business day herein is to a day on which commercial banks are open for business in the PRC. Unless otherwise specified, a reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of one gender shall include the use of all genders. The use of the singular shall include the plural, and vice versa. The headings of the Articles and Appendices are for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement. The phrase “including” shall mean “including without limitation”.

14.9

Counterparts For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

Equity Option Agreement

IN WITNESS WHEREOF, each of the parties hereto has duly executed or has caused this Agreement to be duly executed in its name and on its behalf by an officer or representative duly authorized, on the day and year first above written.

Party A:	Heze Cablecom Network Technology Co., Ltd	Party B:	Liang Yue Jing
By:	/s/ Clive Ng	By:	/s/ Liang Yu Jing
Name:	Clive Ng	Name:	Liang Yue Jing
Title:	Legal representative	PRC ID No.:
Company seal:

Equity Option Agreement